Exhibit 10.40

EXCHANGE agreement

THIS EXCHANGE AGREEMENT (this “Agreement”) dated as of June 5, 2025 among Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada (together with its successors and assigns, the “Company”), Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho (together with its successors and assigns, “Silver Valley”), [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.] (together with its successors and assigns, “Sprott ●”) and [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.] (together with its successors and assigns, “Sprott ●” and together with Sprott ●, “Sprott”).

WHEREAS:

A.	the Company, Silver Valley and Sprott, as agent for itself and Sprott ●, entered into a metals purchase agreement (the “Metals Purchase Agreement”) dated as of June 23, 2023 pursuant to which, among other things, Sprott advanced an upfront deposit of US$46 million to Silver Valley on account of future purchases of silver determined by reference to an agreed amount of lead, silver and zinc produced at the Bunker Hill Mine (the “Project”);

B.	concurrently with the execution and delivery of this Agreement, the Company, Silver Valley, Sprott and certain other parties have entered into a recapitalization agreement dated the date hereof (the “Recapitalization Agreement”) pursuant to which the parties thereto agreed to enter into the Recapitalization Transactions (as defined in the Recapitalization Agreement), including, among other things, to exchange the Metals Purchase Agreement in consideration for: (i) the issuance, on a private placement basis, of two (2) senior secured Series 3 convertible debentures (the “Series 3 Convertible Debentures”) to [Redacted – Affiliates of Sprott Private Resource Streaming & Royalty Corp.] in the aggregate principal amount of US$4 million; (ii) the grant, pursuant to royalty agreement no. 3 (“Royalty Agreement No. 3”) between the Company, Silver Valley and Sprott, as agent, grantee and royalty holder, on behalf of itself and [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.], of an additional 1.65% life-of-mine gross revenue royalty on both the primary and secondary claims comprising the Project; and (iii) the issuance of an aggregate of 200,000,000 shares of common stock of the Company (the “Sprott Tranche II Shares”) to Sprott, or as directed by Sprott, at a deemed price of US$0.105 per Sprott Tranche II Share (the “Sprott Share Issuance”); and

C.	the Company wishes to issue to Sprott, or as directed by Sprott, and Sprott wishes to accept in partial consideration for the exchange of the Metals Purchase Agreement, the issuance of the Sprott Tranche II Shares in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in partial consideration of the exchange of the Metals Purchase Agreement, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Issuance of Sprott Tranche II Shares. The Company hereby agrees to issue the Sprott Tranche II Shares, and Sprott hereby agrees to accept the Sprott Tranche II Shares at a deemed price of US$0.105 per Sprott Tranche II Share in partial consideration for the exchange of the Metals Purchase Agreement, in accordance with the registration details set out in Schedule “A” attached hereto or as Sprott may otherwise direct in writing prior to the date hereof.

2. Hold Period. Sprott acknowledges and agrees that the Sprott Tranche II Shares will be subject to (a) restrictions on resale and transfer for a period of four (4) months and one (1) day following the date of issuance thereof in accordance with applicable Canadian securities laws and the policies of the TSX Venture Exchange (the “Exchange”) and (b) restrictions on resale and transfer in accordance with applicable U.S. securities laws. Sprott further acknowledges and agrees that the Sprott Tranche II Shares may be subject to additional resale restrictions based upon its jurisdiction of residence and the jurisdiction of residence of any proposed transferee of the Sprott Tranche II Shares, and it is the responsibility of Sprott to find out what these restrictions are and comply with same before selling, transferring or otherwise disposing of the Sprott Tranche II Shares. Sprott hereby acknowledges and agrees that the certificate or direct registration system advice representing the Sprott Tranche II Shares will bear such legends as is required with respect to any such restrictions on resale and transfer.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Sprott on the date hereof that:

(a)	the Company is a corporation duly incorporated and validly existing under the laws of Nevada;

(b)	the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company;

(c)	the Company is not a party to, bound by, or subject to any agreement, indenture, mortgage, lease, instrument, order, judgment, decree, or any provision of its constating documents, which would be violated, contravened or infringed by the execution and delivery of this Agreement by the Company or the performance of its obligations under this Agreement;

(d)	the Sprott Tranche II Shares being issued to Sprott in accordance with the provisions hereof will have been duly allotted and reserved for issuance and upon issuance and delivery, will be validly issued and outstanding as fully paid and non-assessable securities of the Company; and

(e)	no order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened.

4. Representations, Warranties, Acknowledgements and Covenants of Sprott. Sprott hereby represents, warrants, acknowledges and covenants to the Company on the date hereof that:

(a)	Sprott has not sold, assigned, charged, hypothecated, encumbered or otherwise transferred or disposed of its interest in the Metals Purchase Agreement (or any part thereof) or any rights therein or thereto, to any other person or party;

(b)	Sprott has the requisite capacity, power and authority to execute and deliver this Agreement;

(c)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, Sprott will execute, deliver, file and otherwise assist the Company in filing such reports and documents as the Company may reasonably request to determine the availability of exemptions from the prospectus requirements with respect to the issue of the Sprott Tranche II Shares to Sprott;

(d)	Sprott agrees that it is solely responsible for obtaining such legal, tax and other advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and acknowledges that it has been afforded sufficient time to do so;

(e)	Sprott is an “accredited investor” as that term is defined in National Instrument 45-106 – Prospectus Exemptions;

(f)	Sprott acknowledges that:

(i)	there are restrictions on the ability to resell the Sprott Tranche II Shares and complying with such restrictions is Sprott’s responsibility; and

(ii)	the Company has advised Sprott that the Company is relying on an exemption from the requirements to provide Sprott with a prospectus and to sell securities through a person registered to sell securities under applicable securities laws and, as a consequence of acquiring the Sprott Tranche II Shares pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to Sprott; and

(g)	Sprott is an “accredited investor” as that term is defined Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act;.

5. Notices. Any notice, direction or other document required or permitted to be given pursuant to this Agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, sent by facsimile transmission, email or personally served upon the appropriate party at the following addresses:

(a)	if to Sprott at:

[Contact information redacted]

Email: [Redacted]
Attention: [Redacted]

(b)	if to the Company or Silver Valley, addressed to such party, at:

Bunker Hill Mining Corp.
300-1055 West Hastings Street
Vancouver, British Columbia V6E 2E9

Email: [Redacted]
Attention: Gerbrand van Heerden, Chief Financial Officer & Corporate Secretary

6. Amendments. The parties agree that no amendment to this Agreement shall be binding upon the parties unless it is in writing and executed by the parties.

7. Severability and Limitation. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

8. Entire Agreement. The Recapitalization Agreement and this Agreement constitute the entire agreement between the parties hereto with respect to the matters described herein and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

9. Assignment and Enurement. This Agreement and any rights herein or hereto shall not be assigned or otherwise transferred by any party without the consent of the other party. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10. Further Actions. Each of the parties upon the request of the other party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further documents acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties irrevocably hereby attorn to the jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

12. Counterparts and Delivery. This Agreement may be executed and delivered in two or more counterparts and by email or other electronic means. Each such counterpart and email copy or other electronic copy shall be deemed an original and together shall form one and the same instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution.

13. Time of the Essence. Time is of the essence of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF each of the parties hereto has duly executed this Agreement as of the date first written above.

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

[Signature Page to US$21 Million Exchange Agreement]

IN WITNESS WHEREOF each of the parties hereto has duly executed this Agreement as of the date first written above.

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

[Signature Page to US$21 Million Exchange Agreement]

Schedule “A”
Sprott Tranche II Shares

Issuance	Registered Holder	Number of Common Stock
1	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	86,854,506
2	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	7,175,094
3	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	1,893,127
4	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	102,037,667
5	[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]	2,039,606